Exhibit 99.1

______________________________________________________

Engility Reports Second Quarter 2018 Results

•	Revenue of $489 million, a $12 million increase from the first quarter of 2018
•

GAAP net income attributable to Engility of $12 million, or $0.32 per diluted share, after recording $12 million of income taxes and non-core operating costs, which reduced net income by $0.32 per diluted share

•	EBITDA of $46 million, or 9.5% of revenue, and adjusted EBITDA of $47 million, or 9.7% of revenue
•	Second quarter 2018 book-to-bill ratio of 1.0x

CHANTILLY, VA – August 1, 2018, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the second quarter ended June 29, 2018.

CEO Commentary

“Our second quarter revenue, profitability and cash flow results exceeded our expectations,” said Lynn Dugle, Chairman, President and CEO of Engility. “We posted solid results across our business, and our success is being driven by our ability to effectively reposition Engility into higher-end markets, deliver customer-focused solutions, and upgrade our talent and performance levels. We have had a strong start to the year and we continue to target organic revenue growth in 2019.”

Second Quarter 2018 Results

Total revenue for the second quarter of 2018 was $489 million. GAAP operating income was $36 million and GAAP operating margin was 7.3%. GAAP net income attributable to Engility was $12 million, or $0.32 per diluted share, after recording $12 million of income taxes and non-core operating costs, which reduced net income by $0.32 per diluted share. Cash taxes paid in the second quarter of 2018 were $0.2 million. EBITDA was $46 million and EBITDA margin was 9.5%.

Adjusted operating income was $43 million and adjusted operating margin was 8.8%. Adjusted EBITDA was $47 million and adjusted EBITDA margin was 9.7%.

Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures” and in the non-GAAP reconciliation tables included herein.

Key Performance Indicators

•	Book-to-bill ratio for the second quarter of 2018 was 1.0x on net bookings of $487 million. Trailing twelve-month book-to-bill ratio was 0.9x on net bookings of $1.65 billion.
•	Total estimated contract value at the end of the second quarter of 2018 was $3.4 billion, consistent with the value at the end of the first quarter of 2018.

•	Days sales outstanding, net of advanced payments, were 57 days at the end of the second quarter of 2018, compared to 58 days at the end of the second quarter of 2017.
•	Cash flow generated from operating activities for the second quarter of 2018 was $47 million, compared to $37 million for the second quarter of 2017.
•	During the second quarter of 2018, the company made total debt payments of $25 million. Total debt payments for the first half of 2018 were $45 million.

Key Second Quarter 2018 Contract Awards

•

Awarded a $90 million SeaPort-e® task order to provide software engineering and production support to the U.S. Navy's tactical afloat and submarine local area networks. The Tactical Network Technical and Production Support task order was awarded by Space and Naval Warfare Systems Center Atlantic.

•	Awarded a $41 million SeaPort-e task order to provide on-site command and control expertise, training and integrated logistics support to the U.S. Marine Corps' core command and control programs.
•

Won a prime position on the Africa Contingency Operations Training and Assistance program. Under this multi-award Indefinite Delivery Indefinite Quantity vehicle with a ceiling value of $600 million, Engility will help train and equip African partner nations in their internationally mandated peacekeeping efforts.

Fiscal Year 2018 Guidance

The company is reiterating the fiscal year 2018 guidance it issued on May 2, 2018, based on Engility’s financial results for the first half of 2018 and its current outlook for the remainder of 2018. The table below summarizes the company’s fiscal year 2018 guidance.

Fiscal Year 2018 Guidance
Revenue	$1.83 billion - $1.91 billion
GAAP Diluted EPS (1)	$0.81 - $0.91
EBITDA (2)	$160 million - $170 million
Operating Cash Flow	$100 million - $110 million

(1)  2018 GAAP diluted EPS guidance includes approximately $4 million of acquisition, restructuring and legal and settlement expenses, $2 million of debt refinancing-related expenses, and $25 million of amortization expense related to intangible assets acquired by the company. It also assumes diluted weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of approximately 25 percent.

(2)  2018 EBITDA guidance includes approximately $4 million of acquisition, restructuring and legal and settlement expenses.

Conference Call Information

Engility will host a conference call today, August 1, 2018, at 8:30 a.m. ET to discuss the financial results for its second quarter 2018.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at www.engility.com. Listeners also may access a slide presentation on the website, which summarizes the company’s second quarter 2018 results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering passcode 3989289.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 8, 2018 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 3989289.

About Engility

Engility (NYSE: EGL), a $2 billion technology leader, has thousands of employees around the world working to make a difference. Our history of delivering results for the defense, federal civilian, intelligence and space industries spans more than 60 years. We provide leading-edge solutions and services on Earth, in space and across cyber by leveraging expertise in systems engineering & integration, high performance computing, cybersecurity, readiness & training, enterprise modernization and mission operations support.  To learn more about us, please visit www.engility.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses and business plans. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (www.engility.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Scott Fazekas Engility Holdings, Inc. (703) 984-5068 Scott.Fazekas@engility.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engility.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenue	$488,514	$494,671	$965,074	$979,886
Costs and expenses
Cost of revenue	413,166	422,999	825,188	838,022
Selling, general and administrative expenses	39,811	37,711	76,886	74,217
Total costs and expenses	452,977	460,710	902,074	912,239
Operating income	35,537	33,961	63,000	67,647
Interest expense, net	17,161	18,529	36,539	39,450
Other income, net	(108)	(66)	(250)	(59)
Income before provision for income taxes	18,484	15,498	26,711	28,256
Provision for income taxes	4,728	6,050	6,367	11,060
Net income	13,756	9,448	20,344	17,196
Less: Net income attributable to non-controlling interest	1,829	1,817	1,928	2,632
Net income attributable to Engility	$11,927	$7,631	$18,416	$14,564

Earnings per share attributable to Engility
Basic	$0.32	$0.21	$0.50	$0.40
Diluted	$0.32	$0.20	$0.49	$0.39

Weighted average number of shares outstanding
Basic	36,964	36,808	36,909	36,817
Diluted	37,611	37,290	37,640	37,332

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 29,	December 31,
	2018	2017
Assets:
Current assets:
Cash and cash equivalents	$39,523	$41,890
Accounts receivables, net	83,910	108,100
Unbilled receivables	250,725	222,994
Other current assets	20,265	19,681
Total current assets	394,423	392,665
Property, plant and equipment, net	45,356	44,006
Goodwill	1,071,371	1,071,371
Identifiable intangible assets, net	345,167	361,410
Deferred tax assets	142,046	150,535
Other assets	5,521	6,021
Total assets	$2,003,884	$2,026,008
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$25,260	$26,947
Accounts payable, trade	46,658	52,954
Accrued employment costs	81,074	77,545
Accrued expenses	80,490	74,856
Advance payments and billings in excess of costs incurred	26,135	30,380
Income tax liabilities	253	548
Other current liabilities	23,006	26,688
Total current liabilities	282,876	289,918
Long-term debt	899,662	938,687
Income tax liabilities	60,934	62,219
Other liabilities	59,738	59,079
Total liabilities	1,303,210	1,349,903
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of June 29, 2018 or December 31, 2017	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,968 and 36,822 shares issued and outstanding as of June 29, 2018 and December 31, 2017, respectively	370	368
Additional paid-in capital	1,249,123	1,244,940
Accumulated deficit	(556,433)	(576,019)
Accumulated other comprehensive loss	(2,254)	(3,805)
Total equity attributable to Engility	690,806	665,484
Non-controlling interest	9,868	10,621
Total equity	700,674	676,105
Total liabilities and equity	$2,003,884	$2,026,008

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 29, 2018	June 30, 2017
Operating activities:
Net income	$20,344	$17,196
Share-based compensation	6,210	3,736
Depreciation and amortization	21,740	21,971
Loss (gain) on sale of property, plant and equipment	18	(497)
Loss on extinguishment of debt	253	—
Amortization of bank debt fees	4,155	4,294
Deferred income taxes	7,423	11,841
Excess tax deduction on share-based compensation	108	(218)
Changes in operating assets and liabilities:
Receivables	1,942	(17,665)
Other assets	(5,120)	5,948
Accounts payable, trade	(7,143)	10,134
Accrued employment costs	3,529	(18,826)
Accrued expenses	3,868	(1,771)
Advance payments and billings in excess of costs incurred	(4,245)	555
Other liabilities	(443)	(12,066)
Net cash provided by operating activities	52,639	24,632
Investing activities:
Proceeds (payments) from sale of business, net of amount placed in escrow	(1,900)	23,005
Proceeds from sale of property, plant and equipment	—	2,902
Capital expenditures	(3,277)	(2,575)
Net cash provided by (used in) investing activities	(5,177)	23,332
Financing activities:
Repayment of long-term debt	(45,076)	(59,373)
Gross borrowings from revolving credit facility	123,000	224,000
Gross repayments of revolving credit facility	(123,000)	(224,000)
Debt issuance costs	(45)	—
Payment of employee withholding taxes on share-based compensation	(2,027)	(1,260)
Dividends paid	—	(407)
Distributions to non-controlling interest member	(2,681)	(4,638)
Net cash used in financing activities	(49,829)	(65,678)
Net change in cash and cash equivalents	(2,367)	(17,714)
Cash and cash equivalents, beginning of period	41,890	48,236
Cash and cash equivalents, end of period	$39,523	$30,522

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of TASC, Inc. and Dynamics Research Corporation, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, acquisition, restructuring and related expenses, legal and settlement costs, and refinancing-related expenses. These items have been adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2018 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of potential restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the company is unable to address the probable significance of the unavailable information.

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net income	$13,756	$9,448	$20,344	$17,196
Provision for income taxes (1)	4,728	6,050	6,367	11,060
Other expenses (income), net	(108)	(66)	(250)	(59)
Interest expense, net (2)	17,161	18,529	36,539	39,450
Operating income	35,537	33,961	63,000	67,647

Adjustments
Acquisition, restructuring and legal and settlement expenses, excluding amortization	1,021	2,342	2,453	3,745
Acquisition-related intangible amortization	6,335	6,334	12,669	12,669
Loss (gain) on sale of business and property, plant and equipment, net	15	73	18	(497)
Total adjustments	7,371	8,749	15,140	15,917
Adjusted operating income	$42,908	$42,710	$78,140	$83,564

Operating margin	7.3%	6.9%	6.5%	6.9%
Adjusted operating margin	8.8%	8.6%	8.1%	8.5%

(1)

Cash paid for income taxes for the three months ended June 29, 2018 and June 30, 2017 was $231 and $185, respectively, and for the six months ended June 29, 2018 and June 30, 2017 was $482 and $388, respectively.

(2)	Interest expense, net, included refinancing-related expenses of $1,918 and $1,692 for the six months ended June 29, 2018 and June 30, 2017, respectively.

Supplemental:

For the three months ended June 29, 2018 and June 30, 2017, the impacts to GAAP net income attributable to Engility from the provision for income taxes and the adjustments noted in the above table were $12 million and $15 million, respectively. For the six months ended June 29, 2018 and June 30, 2017, the impacts to GAAP net income attributable to Engility from the provision for income taxes and the adjustments noted in the above table were $22 million and $27 million, respectively. These results have not been adjusted for cash taxes paid or refinancing-related expenses as noted in footnote 1 and footnote 2, respectively.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net income	$13,756	$9,448	$20,344	$17,196

Interest, taxes, and depreciation and amortization
Interest expense	17,161	18,529	36,539	39,450
Provision for income taxes	4,728	6,050	6,367	11,060
Depreciation and amortization	10,603	11,110	21,740	21,971
EBITDA	46,248	45,137	84,990	89,677

Adjustments to EBITDA
Acquisition, restructuring and legal and settlement expenses, excluding amortization	1,021	2,342	2,453	3,745
Loss (gain) on sale of business and property, plant and equipment, net	15	73	18	(497)
Adjusted EBITDA	$47,284	$47,552	$87,461	$92,925

EBITDA Margin	9.5%	9.1%	8.8%	9.2%
Adjusted EBITDA Margin	9.7%	9.6%	9.1%	9.5%